                                                                    EXHIBIT 10.3
            ========================================================



                               SERVICING AGREEMENT
                          Dated as of September 1, 1997

                                      among

                     FUND AMERICA INVESTORS TRUST 1997-NMC1,
                                   as Issuer,


                         NATIONAL MORTGAGE CORPORATION,
                                  as Servicer,


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                    as Indenture Trustee and Backup Servicer




            ========================================================

                         Adjustable Rate Mortgage Loans
            Pledged under an Indenture dated as of September 1, 1997



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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................1

         Section 1.01.  Definitions...............................................................................1

         Section 1.02.  Interest Calculations....................................................................16

         Section 1.03.  Determination of Material Adverse Effect.................................................16


ARTICLE II ADMINISTRATION AND SERVICING OF MORTGAGE LOANS........................................................17

         Section 2.01.  Servicing Generally......................................................................17

         Section 2.02.  Collection of Certain Mortgage Loan Payments; Collection Account.........................18

         Section 2.03.  Hazard Insurance Policies................................................................21

         Section 2.04.  Enforcement of Due-on-Sale Clauses; Assumption and Modification  Agreements..............22

         Section 2.05.  Realization upon Defaulted Mortgage Loans, Options to Purchase  Mortgage Loans...........23

         Section 2.06.  Indenture Trustee to Cooperate; Release of Mortgage Files................................24

         Section 2.07.  Servicing Compensation; Payment of Certain Expenses by the  Servicer;
                           Compensation Interest.................................................................25

         Section 2.08.  Annual Statement as to Compliance........................................................26

         Section 2.09.  Annual Independent Public Accountants' Servicing Report..................................26

         Section 2.10.  Access to Certain Documentation and Information Regarding the  Mortgage Loans............27

         Section 2.11.  Maintenance of Fidelity Bond and Errors and Omissions Policy.............................27

         Section 2.12.  Notices to the Issuer, the Rating Agencies, the Indenture Trustee and  the Bond
                           Insurer...............................................................................27

         Section 2.13.  Reports of Foreclosures and Abandonment of Mortgaged Properties..........................28

         Section 2.14.  Sub-Servicers and Sub-Servicing Agreements...............................................28

         Section 2.15.  Servicing for Benefit of the Bond Insurer................................................28

         Section 2.16.  Annual Lien Opinions; Bond Redemptions...................................................29


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

ARTICLE III SERVICER REMITTANCE REPORT; BACK-UP SERVICER.........................................................29

         Section 3.01.  Servicer Remittance Report...............................................................29

         Section 3.02.  Reserved.................................................................................29

         Section 3.03.  Oversight of Servicing...................................................................30

         Section 3.04.  Back-Up Servicer Compensation............................................................31

         Section 3.05.  Duties and Responsibilities..............................................................31


ARTICLE IV MONTHLY ADVANCES AND SERVICING ADVANCES...............................................................32

         Section 4.01.  Monthly Advances; Servicing Advances.....................................................32


ARTICLE V THE SERVICER...........................................................................................33

         Section 5.01.  Representations and Warranties of the Servicer...........................................33

         Section 5.02.  Liability of the Servicer................................................................34

         Section 5.03.  Merger or Consolidation of, or Assumption of the Obligations of, the  Servicer...........34

         Section 5.04.  Limitation on Liability of the Servicer and Others.......................................35

         Section 5.05.  Servicer Not to Resign...................................................................35


ARTICLE VI DEFAULT...............................................................................................36

         Section 6.01.  Events of Default........................................................................36

         Section 6.02.  Indenture Trustee to Act; Appointment of Successor.......................................38

         Section 6.03.  Notifications to Bondholders.............................................................38

         Section 6.04.  Assumption or Termination of Sub-Servicing Agreements by the  Indenture Trustee
                           or any Successor Servicer.............................................................39

         Section 6.05.  Payment of Indenture Trustee's Fees and Expenses.........................................39


ARTICLE VII TERMINATION..........................................................................................40

         Section 7.01.  Termination..............................................................................40


ARTICLE VIII MISCELLANEOUS PROVISIONS............................................................................41

         Section 8.01.  Amendment................................................................................41

         Section 8.02.  Governing Law............................................................................42

         Section 8.03.  Notices..................................................................................42

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
         Section 8.04.  Severability of Provisions...............................................................42

         Section 8.05.  Assignment...............................................................................43

         Section 8.06.  Third Party Beneficiary; Rating..........................................................43

         Section 8.07.  Counterparts.............................................................................43

         Section 8.08.  Intention of the Parties.................................................................43

         Section 8.09.  Waivers and Modifications................................................................43

         Section 8.10.  Further Agreements.......................................................................44

         Section 8.11.  Attorney-in-Fact.........................................................................44




                             SCHEDULES AND EXHIBITS

Schedule I        Mortgage Loan Schedule
Exhibit A         Form of Annual Statement as to Compliance
Exhibit B         Form of Request for Release
Exhibit C         Ancillary Servicing Compensation
Exhibit D         Summary of Servicer's Collection Procedures
Exhibit E         Form of Liquidation Report


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

         THIS SERVICING AGREEMENT (this "Agreement"), dated as of September 1, 1997, among Fund America Investors Trust 1997-NMC1, as issuer of its Collateralized Mortgage Obligations, Series 1997-NMC1 (the "Issuer"), National Mortgage Corporation, as servicer (in such capacity, together with permitted successors hereunder, the "Servicer"), and Norwest Bank Minnesota, National Association, not in its individual capacity but as trustee pursuant to that certain indenture (the "Indenture"), dated as of September 1, 1997 (the "Indenture Trustee"), between the Issuer and the Indenture Trustee, and Norwest Bank Minnesota, National Association, as the Back-Up Servicer (the "Back-Up Servicer") recites and provides as follows:

                                    RECITALS

         WHEREAS, the Servicer is engaged in the business of servicing sub-prime mortgage loans;

         WHEREAS, the Issuer desires to pledge to the Indenture Trustee certain sub-prime residential mortgage loans, identified on Schedule I hereto (the "Mortgage Loans") in connection with the issuance of the Issuer's Collateralized Mortgage Obligations, Series 1997-NMC1 (the "Bonds");

         WHEREAS, the Issuer desires to contract with the Servicer for the servicing responsibilities associated with the Mortgage Loans and the Servicer desires to assume the servicing responsibilities associated with such Mortgage Loans; and

         WHEREAS, the Issuer, the Servicer and the Indenture Trustee desire to execute this Agreement to define each party's rights, duties and obligations relating to the servicing of the Mortgage Loans.

         NOW, THEREFORE, in consideration of the above premises and of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuer, the Servicer and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01. Terms capitalized and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture, even after the Indenture shall have been terminated.

         "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

         "AGGREGATE PRINCIPAL BALANCE": As defined in the Indenture.

         "AGREEMENT": This Servicing Agreement, dated as of September 1, 1997, among the Issuer, the Servicer and the Indenture Trustee, and all amendments hereof and supplements hereto.

         "APPRAISAL": A written appraisal of a Mortgaged Property made by an appraiser holding all state certifications or licenses provided by the state in which the Mortgaged Property is located, which appraisal must be written, in form and substance, to FDIC, FNMA and FHLMC standards, and must meet the appraisal standards of the Uniform Standards of Professional Appraisal Practice.

         "APPRAISED VALUE": With respect to any Mortgaged Property, the lesser of (a) the value thereof as determined by an Appraisal and (b) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the related Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, the Appraised Value of the Mortgaged Property shall be equal to the value thereof as determined by an Appraisal.

         "ANCILLARY SERVICING COMPENSATION": Prepayment fees, assumption fees, fees for insufficient funds, and other items listed on Exhibit C hereto collected by the Servicer from Mortgagors.

         "BASE NET WORTH": For any fiscal quarter at the end of which the Servicer's Net Worth is less than $15,000,000, $6,700,000. For any fiscal quarter after the first fiscal quarter at the end of which the Servicer's Net Worth equals or exceeds $15,000,000, $11,250,000.

         "BOND ACCOUNT": The segregated trust account established and maintained by the Indenture Trustee pursuant to Section 8.02 of the Indenture.

         "BOND BALANCE":  As defined in the Indenture.

         "BONDHOLDER" or "HOLDER": The Person in whose name a Bond is registered in the Bond Register, except that, solely for the purpose of taking any action under Article Six or giving any consent pursuant to this Agreement, any Bond registered in the name of the Issuer or the Servicer or any Person actually known to a Responsible Officer of the Indenture Trustee to be an Affiliate of the Issuer or the Servicer shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite Voting Interests necessary to take any such action or effect any such consent have acted or consented unless the Issuer, the Servicer or any such Person is an owner of record of all of the Bonds.

         "BOND INSURANCE POLICY": The Financial Guaranty Insurance Policy (No. 24873), dated September 30, 1997, including any endorsements thereto, issued by the Bond Insurer for the benefit of the Bondholders, pursuant to which the Bond Insurer guarantees payment of Insured Payments.

         "BOND INSURER": MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

         "BOND INSURER DEFAULT": The existence and continuance of any of the following:

                  (a) an MBIA Payment Default;

                  (b) entry by a court having jurisdiction in the premises of
         (1) a final and nonappealable decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (2) a final and nonappealable decree or order adjudging the Bond Insurer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Bond Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Bond Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (c) the commencement by the Bond Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent of the Bond Insurer to the entry of a decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against Bond Insurer, or the filing by the Bond Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bond Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bond Insurer or of any substantial part of its property, or the failure by the Bond Insurer to pay debts generally as they become due, or the admission by the Bond Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Bond Insurer in furtherance of any such action.

         Notwithstanding anything to the contrary contained herein, upon the existence and continuance of a Bond Insurer Default, the consent by the Bond Insurer shall not be required for any action or inaction hereunder and the Bond Insurer shall not have any rights with respect thereto except that the Bond Insurer shall be entitled to an Opinion of Counsel to the effect that such amendment does not materially and adversely impair the Bond Insurer's interests if an amendment is requested while a Bond Insurer Default is continuing.

         "BOND INSURER PARTIES": The Bond Insurer or its respective agents, representatives, directors, officers or employees.

         "BOND REGISTER": The register maintained pursuant to Section 2.06 of the Indenture.

         "BONDS": The Issuer's Collateralized Mortgage Obligations, Series 1997-NMC1, issued pursuant to the Indenture.

         "BUSINESS DAY": Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of Colorado, the State of New York, the State of Delaware, the State of Minnesota or the state in which the principal office of the Bond Insurer is located are required or authorized by law, executive order or governmental decree to be closed.

         "CERTIFICATE DISTRIBUTION ACCOUNT": As defined in the Deposit Trust Agreement.

         "CLOSING DATE":  On or about September 30, 1997.

         "CODE": The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

         "COLLECTION ACCOUNT": The segregated trust account or accounts, which shall at all times be an Eligible Account, established and maintained pursuant to Section 2.02(b) and entitled "[Servicer], in trust for the benefit of Holders of Fund America Investors Trust 1997-NMC1 Collateralized Mortgage Obligations, Series 1997-NMC1 and MBIA as Bond Insurer, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires. If an Event of Default described in Section 6.01(f) hereof occurs, the Servicer shall close the existing Collection Account and cause it to be re-established in the name of the Indenture Trustee, and transfer all funds from the old Collection Account to the new Collection Account.

         "COLLECTION PERIOD": As to any Deposit Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Deposit Date occurs and ending on the last day of such calendar month.

         "COMPENSATING INTEREST": With respect to any Mortgage Loan as to which a prepayment in whole or in part was received by the Servicer from the related Mortgagor during a Collection Period, an amount equal to the lesser of (a) the Monthly Servicing Fee for such Collection Period and (b) the difference between
(1) 30 days' interest at the related Mortgage Interest Rate on the Principal Balance of such Mortgage Loan (immediately prior to such prepayment) and (2) the amount of interest actually collected by the Servicer on such Mortgage Loan during the related Due Period.

         "CUMULATIVE LOSS PERCENTAGE": As of any Payment Date, the percentage equivalent of the fraction obtained by dividing (1) the principal amount of cumulative Realized Losses on the Mortgage Loans from the applicable Cut-off Dates through the end of the related Collection Period by (2) the Initial Pool Balance.

         "CUMULATIVE LOSS RATE TRIGGER": The "Cumulative Loss Rate Trigger" occurs on a Deposit Date if the Cumulative Loss Percentage exceeds the percentage specified in the table below for the period in which such Deposit Date occurs.

                           Deposit Dates                                          Cumulative
         from and including                 to and including                    Loss Percentage
         ------------------                 ----------------                    ---------------
         October 1997                       September 1998                            1.00%
         October 1998                       September 1999                            1.75%
         October 1999                       September 2000                            2.50%
         October 2000                       September 2001                            3.25%
         October 2001                       thereafter                                4.00%

         "CUT-OFF DATE": For any Mortgage Loan, the later of September 1, 1997 or the date of funding of such Mortgage Loan by National Mortgage Corporation (which date has occurred prior to the Closing Date).

         "DELINQUENCY PERCENTAGE": For any Payment Date, the percentage equivalent of the fraction obtained by dividing (1) the aggregate of the Principal Balances of all Mortgage Loans that were 90 days contractually delinquent, REO Property, in foreclosure, or for which the related Mortgagor was in a bankruptcy proceeding or paying a reduced Monthly Payment as a result of a bankruptcy workout, as of the end of the related Collection Period, by (2) the aggregate of the Principal Balance of all of the Mortgage Loans as of the related Determination Date.

         "DELINQUENCY RATE TRIGGER": The Rolling Delinquency Percentage equalling or exceeding 14.0% as of any Payment Date.

         "DEPOSIT DATE": As to any Payment Date, the 18th day of the month in which such Payment Date occurs or, if such 18th day is not a Business Day, the next succeeding Business Day.

         "DEPOSIT TRUST AGREEMENT": The Deposit Trust Agreement, dated as of September 1, 1997, between Fund America Investors Corporation II, as depositor, Wilmington Trust Company, as owner trustee, Norwest Bank Minnesota, National Association, as trust paying agent, and the Servicer, pursuant to which the Issuer was formed.

         "DETERMINATION DATE": As to any Deposit Date, the close of business on the last day of the calendar month preceding the calendar month in which such Deposit Date occurs.

         "DUE PERIOD":  As defined in the Indenture.

         "ELIGIBLE ACCOUNT": Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "AA" or better by Standard & Poor's and "Aa2" or better by Moody's and in the highest short-term rating category by Standard & Poor's and Moody's, and that is either
(1) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (2) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (3) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (4) a principal subsidiary of a bank holding company or (5) approved in writing by the Bond Insurer or (B) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (B).

         "EVENT OF DEFAULT":  As defined in Section 6.01.

         "FDIC": The Federal Deposit Insurance Corporation and its successors in interest.

         "FEMA": The Federal Emergency Management Agency and its successors in interest.

         "FHLMC": The Federal Home Loan Mortgage Corporation and its successors in interest.

         "FNMA":  Fannie Mae and its successors in interest.

         "GROSS MARGIN": With respect to any Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate.

         "INDENTURE": The indenture, dated as of September 1, 1997, between the Issuer and the Indenture Trustee pursuant to which the Mortgage Loans and certain other assets included in the Trust Estate are pledged as collateral for the Bonds, and any supplements or amendments thereto.

         "INDENTURE TRUSTEE": Norwest Bank Minnesota, National Association, a national banking association, and its successors in interest or any successor trustee appointed as provided pursuant to the Indenture.

         "INDENTURE TRUSTEE FEE": The monthly fee of the Indenture Trustee, which shall be determined as set forth in the Indenture.

         "INDEX": With respect to any Mortgage Loan, the applicable index for computing the Mortgage Interest Rate as specified in the Mortgage Note. The Index for each Mortgage Loan shall be Six-Month LIBOR.

         "INFORMATION":  As defined in Section 3.02.

         "INITIAL POOL BALANCE": The aggregate of the Principal Balances of the Mortgage Loans determined as of their respective Cut-off Dates (after application of all payments of principal received in respect of any such Mortgage Loan before such Cut-off Dates), which aggregate amount is $123,620,068.92.

         "INSURANCE PROCEEDS": With respect to any Deposit Date, proceeds paid by any insurer (other than the Bond Insurer) and received by the Servicer during the related Collection Period pursuant to any insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any deductible payable by the Servicer with respect to a blanket insurance policy pursuant to
Section 2.03 and the proceeds from any fidelity bond or errors and omission policy pursuant to Section 2.11, net of any component thereof covering any expenses incurred by or on behalf of the Servicer and specifically reimbursable under this Agreement.

         "INSURED PAYMENT":  As defined in the Indenture.

         "ISSUER": Fund America Investors Trust 1997-NMC1, as issuer of the Bonds pursuant to the Indenture.

         "LIQUIDATED MORTGAGE LOAN": As to any Deposit Date, any Mortgage Loan
(1) as to which the Servicer has determined, in accordance with the servicing procedures specified herein, that all Liquidation Proceeds that it expects to recover from or on account of such Mortgage Loan have been recovered, (2) that has been purchased by the Servicer pursuant to Section 2.05 on or prior to such Deposit Date or (3) that has been repurchased by the Seller pursuant to Section 7 of the Mortgage Loan Sale Agreement on or prior to such Deposit Date.

         "LIQUIDATION EXPENSES": Expenses that are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor. Such expenses with respect to any Liquidated Mortgage Loan shall include, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Servicer pursuant to Section 2.05 respecting the related Mortgage Loan, and any other related and previously unreimbursed Servicing Advances.

         "LIQUIDATION PROCEEDS": Cash (other than Insurance Proceeds) received in connection with the liquidation of any Mortgaged Property, whether through trustee's sale, foreclosure sale, condemnation, taking by eminent domain or otherwise received in respect of any Mortgage Loan foreclosed upon as described in Section 2.05 (including, without limitation, proceeds from the rental of the related Mortgaged Property).

         "LIQUIDATION REPORT": A liquidation report in the form of Exhibit E attached hereto.

         "LOAN-TO-VALUE RATIO": With respect to any Mortgage Loan as of its date of origination, the ratio as of its date of origination borne by the outstanding principal amount of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

         "MAXIMUM RATE": With respect to any Mortgage Loan, any absolute maximum Mortgage Interest Rate set by provisions in the related Mortgage Note.

         "MBIA PAYMENT DEFAULT":  As defined in the Indenture.

         "MINIMUM RATE": With respect to any Mortgage Loan, any absolute minimum Mortgage Interest Rate, set by provisions in the related Mortgage Note, subject to the initial Mortgage Interest Rate first adjusting to a level in excess of such minimum Mortgage Interest Rate in accordance with the terms of the Mortgage Note.

         "MONTHLY ADVANCE":  As defined in Section 4.01(a).

         "MONTHLY PAYMENT": With respect to any Mortgage Note, the amount of each monthly payment payable by the Mortgagor under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related Principal Balance at the then applicable Mortgage Interest Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

         "MONTHLY SERVICING FEE": With respect to any Payment Date, 1/12 of the product of the Servicing Fee Rate and the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Collection Period, the Initial Pool Balance).

         "MOODY'S": Moody's Investors Service, Inc. and its successors in interest.

         "MORTGAGE": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Loan.

         "MORTGAGE FILE":  As defined in the Mortgage Loan Sale Agreement.

         "MORTGAGE INTEREST RATE":  As defined in the Indenture.

         "MORTGAGE LOAN": Each of the mortgage loans pledged to the Indenture Trustee pursuant to the Indenture that from time to time comprise part of the Trust Estate, all of which originally so held being identified in the Mortgage Loan Schedule attached hereto as Schedule I.

         "MORTGAGE LOAN DOCUMENTS": As defined in the Mortgage Loan Sale Agreement and the Indenture.

         "MORTGAGE LOAN SALE AGREEMENT": That certain agreement, dated as of September 1, 1997, between National Mortgage Corporation, as seller, and the Transferor, as purchaser, pursuant to which the Transferor acquired the Mortgage Loans.

         "MORTGAGE LOAN SCHEDULE": As of any date, the schedule of Mortgage Loans then subject to this Agreement. The initial schedule of Mortgage Loans as of the Cut-off Dates therefor is attached hereto as Schedule I. The Mortgage Loan Schedule shall be amended from time to time by the Servicer to reflect the addition of Mortgage Loans to, and the removal of Mortgage Loans from, the Trust Estate pursuant to the Indenture. The Mortgage Loan Schedule shall identify each Mortgage Loan by the Servicer's loan number and address (including the state) of the related Mortgaged Property and shall set forth as to each Mortgage Loan the initial Loan-to-Value Ratio, the Cut-off Date, the Index, the Gross Margin, the current Monthly Payment amount and the stated maturity date of the related Mortgage Note. The Mortgage Loan Schedule shall be delivered to the Indenture Trustee in both physical and computer-readable form.

         "MORTGAGE NOTE": The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         "MORTGAGED PROPERTY":  The underlying property securing a Mortgage
Loan.

         "MORTGAGOR":  The obligor under a Mortgage Note.

         "NET LIQUIDATION PROCEEDS": As to any Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan through the end of the Collection Period in which the related liquidation occurred, and then to the Principal Balance thereof.

         "NET WORTH": For any fiscal quarter, the sum of the Servicer's assets reflected on a balance sheet for such fiscal quarter prepared in accordance with GAAP consistently applied minus the sum of the Servicer's liabilities required to be shown as such on a balance sheet for such fiscal quarter prepared in accordance with GAAP consistently applied.

         "NONRECOVERABLE ADVANCE": Any Servicing Advance or Monthly Advance that, in the Servicer's reasonable judgment, would not be ultimately recoverable by the Servicer from late collections, Insurance Proceeds or Liquidation Proceeds on the related Mortgage Loan or otherwise, as evidenced by an Officer's Certificate delivered to the Bond Insurer and the Indenture Trustee no later than the Business Day following the Servicer's determination thereof.

         "OFFICER'S CERTIFICATE": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Operating Officer or a Vice President of the Transferor, the Servicer or, in the case of the Issuer, an authorized signatory of the Owner Trustee, as the case may be, and delivered to the Indenture Trustee, Bond Insurer or each Rating Agency, as the case may be.

         "OPINION OF COUNSEL": A written opinion of counsel in form and substance reasonably acceptable to the Indenture Trustee and, in the case of opinions delivered to Bond Insurer, in form and substance reasonably acceptable to it. Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel.

         "ORIGINAL PRINCIPAL AMOUNT": With respect to any Mortgage Loan, the original principal amount due under the related Mortgage Note as of its date of origination.

         "PAYMENT AHEAD": Any payment remitted by a Mortgagor with respect to a Mortgage Note during a Due Period in excess of the Monthly Payment due during such Due Period with respect to such Mortgage Note, which excess sums the related Mortgagor has instructed the Servicer to apply to Monthly Payments due in one or more subsequent Due Periods. A Monthly Payment that was a Payment Ahead shall, for purposes of computing certain amounts under this Agreement, be deemed to have been received by the Servicer on the date in the related Due Period on which such Monthly Payment would have been due if such Monthly Payment had not been paid as part of a Payment Ahead.

         "PAYMENT DATE": The date of payment on the Bonds pursuant to the Indenture, which date is the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following such 25th day, beginning October 27, 1997.

         "PERCENTAGE INTEREST":  As defined in the Indenture.

         "PERMITTED INVESTMENTS": One or more of the following obligations, instruments and securities:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated "Aa3" or higher by Moody's, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b)(i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and Moody's and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by "S&P" and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and the Bond Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having ratings in one of the two highest available rating categories of S&P and in the highest available rating category by Moody's at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein), including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or for which the Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

                  (h) any investment approved in writing by the Bond Insurer; provided that each Rating Agency must have issued written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Bonds.

         "PERSON": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "PRINCIPAL BALANCE": As to any Mortgage Loan and any Determination Date, the actual outstanding principal amount thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Determination Date, as of the applicable Cut-off Date) less (1) all scheduled payments of principal received or advanced in respect of such Mortgage Loan and due during the related Due Period, (2) all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, (3) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (4) the portion of the Purchase Price allocable to principal to be remitted to the Indenture Trustee on or prior to the next succeeding Deposit Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date, and (5) the amount to be remitted by the Seller to the Indenture Trustee on the next succeeding

Deposit Date in connection with a substitution of a Qualified Replacement Mortgage Loan for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date; provided, however, that a Mortgage Loan that has become a Liquidated Mortgage Loan since the preceding Determination Date (or, in the case of the first Determination Date, since the applicable Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

         "PRINCIPAL PREPAYMENT": As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

         "PURCHASE PRICE":  As defined in the Indenture.

         "RATING AGENCIES": Standard & Poor's and Moody's (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Indenture Trustee.

         "REALIZED LOSS": With respect to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan) exceeds the Net Liquidation Proceeds, if any, in respect of such Mortgage Loan, which amount shall in no event exceed the Principal Balance of such Mortgage Loan (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan).

         "REFINANCED MORTGAGE LOAN": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "REMITTABLE FUNDS": With respect to any Deposit Date, the amount equal to the aggregate of the following amounts:

                  (a) all payments in respect of or allocable to interest received (or deemed to have been received in the case of Payments Ahead) with respect to the Mortgage Loans and due during the related Due Period and all other interest payments on or in respect of the Mortgage Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, plus any Compensating Interest payments made by the Servicer and any net income from related REO Properties collected during the related Collection Period;

                  (b) all scheduled payments of principal received (or deemed to have been received, in the case of Payments Ahead) with respect to the Mortgage Loans and due during the related Due Period, and all other principal payments (including Principal Prepayments) received or deemed to have been received during the related Collection Period;

                  (c) all Trust Insurance Proceeds and Net Liquidation Proceeds received during the related Collection Period; and

                  (d) the amount of Monthly Advances made by the Servicer in respect of such Deposit Date pursuant to Section 4.01(a);

but net of the following amounts:

                                    (1) the Monthly Servicing Fee and any other
                           compensation payable to the Servicer pursuant to
                           Section 2.07 for the related Collection Period (except to the extent used to pay Compensating Interest) to the extent not previously paid to or retained by the Servicer;

                                    (2) the aggregate amount of Monthly
                           Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan (other than those included in the related Liquidation Expenses or netted out by the Servicer from related Insurance Proceeds);

                                    (3) the aggregate amount of Servicing
                           Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan (other than those included in the related Liquidation Expenses or netted out by the Servicer from related Insurance Proceeds);

                                    (4) the aggregate amount of Nonrecoverable
                           Advances not previously reimbursed to the Servicer;

                                    (5) any amount deposited into the Collection
                           Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Remittable Funds on such Deposit Date; and

                                    (6) excess Net Liquidation Proceeds as
                           described in the second paragraph of Section 2.05.

         "REO PROPERTY": As defined in Section 4.01(a).

         "RESPONSIBLE OFFICER": When used with respect to the Indenture Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "ROLLING DELINQUENCY PERCENTAGE": As of any Payment Date, the average of the Delinquency Percentages as of the last day of each of the six (or one, two, three, four and five in the case of the first five Deposit Dates, as applicable) most recently ended Collection Periods.

         "ROLLING LOSS PERCENTAGE": As of any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred during the preceding 12 Collection Periods, and the denominator of which is the aggregate Principal Balances of the Mortgage Loans as of the first day of the 12th preceding Collection Period.

         "ROLLING LOSS RATE TRIGGER": The Rolling Loss Percentage equalling or exceeding 1.25% as of any Deposit Date on or after the Deposit Date occurring in September 1998.

         "SELLER": National Mortgage Corporation, as seller of the Mortgage Loans pursuant to the Mortgage Loan Sale Agreement.

         "SERVICER": National Mortgage Corporation or any successor servicer appointed as provided pursuant to this Agreement.

         "SERVICER MORTGAGE FILE": As to each Mortgage Loan, a file maintained by the Servicer that contains (1) an original hazard insurance policy (and flood insurance policy, if required pursuant to Section 2.03 hereof) relating to the underlying Mortgaged Property or a certificate of insurance issued by the insurer or its agent indicating that a hazard insurance policy (and flood insurance policy, if required pursuant to Section 2.03 hereof) is in effect with respect to such Mortgaged Property, (2) the originals of all RESPA and Regulation Z disclosure statements executed by the related Mortgagors, (3) the appraisal report made in connection with the origination of the Mortgage Loan
(4) the settlement statement for the purchase and/or refinancing of the underlying Mortgaged Property by the related Mortgagor under the related Mortgage Note and Mortgage, (5) the originals of any tax service contracts, (6) documentation relating to any approvals by the Servicer of any modifications of the original related Mortgage Loan Documents and any releases of collateral supporting the related Mortgage Loan, together with copies of the documentation effecting any such modifications or releases, (7) collection notices or form notices sent to the related Mortgagor, (8) foreclosure correspondence and legal notifications, if applicable, (9) water and irrigation company stock certificates, if applicable, and (10) all other documents relating to such Mortgage Loan which would customarily be maintained in a mortgage loan file by the Servicer in order to service the mortgage loan properly, as well as any other documents relating to such Mortgage Loan (other than Mortgage Loan documents) that come into the Servicer's possession.

         "SERVICER REMITTANCE REPORT": The monthly report prepared by the Servicer and delivered to the parties specified in Section 3.01.

         "SERVICING ADVANCES": All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of the Mortgaged Properties, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and, if applicable, flood insurance policies, to the extent not paid by the related Mortgagors, (2) any enforcement or judicial proceedings with respect to the Mortgage Loans or Mortgaged Properties, including foreclosures, (3) the management and liquidation of any REO Property and (4) compliance with the Servicer's obligations under Section 2.03 (other than its obligation to deposit in the Collection Account amounts representing the deductible in respect of any blanket hazard insurance policy).

         "SERVICING FEE RATE":  0.50%.

         "SERVICING OFFICER": Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers annexed to an Officer's Certificate furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

         "SIX-MONTH LIBOR": For any Mortgage Loan as of an interest rate adjustment date for such loan, a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available (i) as of the first business day of the month immediately preceding the month in which the adjustment date occurs or
(ii) as of the date 45 days prior to the adjustment date.

         "STANDARD & POOR'S" OR "S&P": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors in interest.

         "SUB-SERVICER": Any Person, including an Affiliate of the Servicer, with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section 2.14 hereof in respect of the qualification of a Sub-Servicer.

         "SUB-SERVICING ACCOUNT": Any segregated trust account, which shall at all times be an Eligible Account, established and maintained as though it were a Collection Account pursuant to Section 2.02(b) and entitled "[Sub-Servicer], in trust for the benefit of Holders of Fund America Investors Trust 1997-NMC1 Collateralized Mortgage Obligations, Series 1997-NMC1, and MBIA as Bond Insurer Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

         "SUB-SERVICING AGREEMENT": A written contract between the Servicer and any Sub-Servicer relating to the servicing and/or administration of certain Mortgage Loans.

         "TARGET NET WORTH": As of the end of any fiscal quarter, the lesser of
(1) $20,000,000 or (ii) the applicable Base Net Worth plus 75% of all cumulative after tax net income earned by the Servicer from the later of June 30, 1997 or the date such Base Net Worth was established, through the end of such quarter.

         "TRANSFEROR": Fund America Investors Corporation II, as transferor of the Mortgage Loans to the Issuer pursuant to the terms of that certain Mortgage Loan Contribution Agreement, dated as of September 1, 1997, between Fund America Investors Corporation II and the Issuer.

         "TRUST CERTIFICATES": The certificates of beneficial ownership of the Issuer.

         "TRUST ESTATE":  As defined in the Indenture.

         "TRUST INSURANCE PROCEEDS": Insurance Proceeds that (1) are applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan and
(2) not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicer's normal servicing procedures, applicable law or the terms of the related Mortgage Loan.

         "TRUST PAYING AGENT":  As defined in the Deposit Trust Agreement.

         "UNDERWRITERS": ContiFinancial Services, Inc. and Greenwich Capital Markets, Inc.

         "UNDERWRITING AGREEMENT": The underwriting agreement, dated as of September 17, 1997, between Fund America Investors Corporation II and the Underwriters.

         "VICE PRESIDENT": Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "VOTING INTEREST": With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Bonds evidencing specified Voting Interests in the Trust Estate, the Bondholders will collectively be entitled to 100% of the aggregate Voting Interests represented by all Bonds. Voting Interests allocated to the Bonds shall be allocated in proportion to the Bond Balance. With respect to any provision hereof providing for action, consent or approval of the Bonds, each Holder of the Bonds will have a Voting Interest in the Bonds equal to such Holder's Percentage Interest in the Bonds.

         SECTION 1.02.  INTEREST CALCULATIONS.

         All calculations of interest at the Mortgage Loan Rate that are made in respect of the Principal Balance of a Mortgage Loan, shall be made on a daily basis using a 360-day year of twelve 30-day months.

         SECTION 1.03.  DETERMINATION OF MATERIAL ADVERSE EFFECT.

         Whenever a determination is to be made under this agreement as to whether a given action, course of conduct, event or set of facts or circumstances could or would have a material adverse effect on the Trust Estate, the Bond Insurer or any Bondholder (or any similar or analogous determination), such determination shall be made without giving effect to the insurance provided by the Bond Insurance Policy.

                                   ARTICLE II
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         SECTION 2.01. SERVICING GENERALLY.

                  (a) General Duties; Licensing. Acting directly or through one or more Sub-Servicers as provided in Section 2.14, the Servicer, as servicer, shall administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable mortgage loans that it services for itself or others. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer, to the extent not in conflict with the provisions of this Agreement. Notwithstanding the appointment of any Sub-Servicer, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement. The Servicer shall maintain all licenses and qualifications necessary under the laws of any jurisdiction where Mortgaged Properties are located for it to perform the servicing obligations hereunder legally. The Servicer shall cause any Sub-Servicer to maintain for it all licenses and qualifications necessary to perform its servicing obligations in the states where the Mortgaged Properties to which the applicable Sub-Servicing Agreement relates are located. The Servicer shall cooperate with the Issuer and the Indenture Trustee and furnish to the Issuer and the Indenture Trustee such information in its possession as may be necessary or otherwise reasonably requested to enable the Issuer and the Indenture Trustee to perform their respective tax reporting duties under the Indenture. The Issuer and the Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (b) Interest Rate and Monthly Payment Adjustments. The Servicer shall enforce each Mortgage Loan and shall timely calculate, record, report and apply all Mortgage Interest Rate adjustments in accordance with the related Mortgage Note. The Servicer's records shall, at all times, reflect the then-current Mortgage Interest Rate and Monthly Payment and the Servicer shall timely notify the Mortgagor of any changes to the Mortgage Interest Rate and the Monthly Payment.

                  (c) Servicer Authority. Without limiting the generality of the foregoing, the Servicer (1) shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, to execute and deliver, on behalf of itself, the Issuer, the Bondholders, the Bond Insurer and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties and (2) subject to Section 2.05, to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert ownership of Mortgaged Properties into the name of the Indenture Trustee pursuant to Section 2.05 of this Agreement. The Servicer may sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Issuer or the Indenture Trustee. If the Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Issuer and the Indenture Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Issuer and the Indenture Trustee shall, upon the written request of a Servicing Officer, execute and return to the Servicer such powers of attorney and other documents as are necessary or appropriate to enable the Servicer to enforce such Mortgage Loan or insurance policy, as the case may be, and which are prepared by the Servicer and submitted to the Issuer or the Indenture Trustee for execution.

         The Servicer, on behalf of the Issuer, the Bondholders and the Bond Insurer, shall prepare, execute, deliver and take all actions reasonably necessary to protect the Trust Estate pursuant to Section 3.05 of the Indenture and shall, on behalf of the Issuer, execute and deliver and take any additional actions as shall be deemed necessary to effect the administrative obligations of the Issuer under the Indenture.

                  (d) Independent Contractor Relationship. The relationship of the Servicer to the Issuer and the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         SECTION 2.02. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS; COLLECTION
                       ACCOUNT.

                  (a) Collection Procedures. The Servicer shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans. A summary of the Servicer's collection procedures is attached hereto as Exhibit D. The Servicer shall not amend or modify these procedures, policies and practices with respect to the Mortgage Loans (other than as required by applicable laws and regulations) without the prior consent of the Bond Insurer, and a copy of any such amendment or modification shall be furnished to the Indenture Trustee. Consistent with the foregoing, the Servicer may in its discretion (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (2) if a Mortgagor is in default or appears about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan or (3) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), in accordance with the Servicer's general policies for comparable mortgage loans subject to the Relief Act; provided, however, that the Servicer shall not, without the prior written consent of the Bond Insurer, permit any waiver, modification or variance of a Mortgage Loan which would (1) change the Mortgage Interest Rate, (2) forgive the payment of any principal or interest, (3) impair the priority of the lien represented by the related Mortgage or (4) extend the final maturity date of the Mortgage Loan beyond March 2028, in any case except to the extent required under the Relief Act. The Servicer will not consent to the placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that has a priority equal to or higher than the lien securing the related

Mortgage Loan unless such Mortgage Loan is prepaid in full. No partial release of a Mortgage Loan shall be made if it would cause the Loan-to-Value Ratio of the Mortgage Loan (taking into account the partial release) to be higher than the Loan-to-Value Ratio of the Mortgage Loan at origination.

                  (b) Collection Account. The Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts that in the aggregate are the Collection Account. At the Servicer's option, amounts held in the Collection Account shall be invested by the depository institution or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment. The Servicer shall not retain any cash or investment in the Collection Account for a period in excess of 12 months and cash therein shall be considered transferred on a first-in, first-out basis to the Indenture Trustee for inclusion in the Bond Account, as described in Section 2.02(d). All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Collection Account immediately upon the realization of such loss and shall have no right to reimbursement therefor. Any benefit resulting from deposits, maintenance or investment of funds in the Collection Account shall be for the Servicer's benefit.

                  (c) Deposits to Collection Account. Subject to the last paragraph of this Section 2.02(c), the Servicer shall deposit in the Collection Account each of the following payments on and collections in respect of the Mortgage Loans as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof:

                  (i)   all payments in respect of or allocable to interest on

         the Mortgage Loans (including any net income from REO Properties), net of the Monthly Servicing Fees attributable to such payments;

                  (ii) all collections of principal on or with respect to the Mortgage Loans;

                  (iii) all Payments Ahead;

                  (iv)  all Net Liquidation Proceeds; and

                  (v) all Trust Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 2.03).

in any case net of its Monthly Servicing Fees, Ancillary Servicing Compensation, and reimbursable outstanding Servicing Advances and Monthly Advances, to the extent the Servicer's automated system deducts such amounts from collected funds prior to deposit of such collected funds into the Collection Account.

         The Servicer shall replace all amounts previously withdrawn from the Collection Account and applied by the Servicer towards the payment of a Monthly Advance pursuant to Section 4.01(a) or towards the payment of a Servicing Advance pursuant to Section 4.01(b) by depositing into the Collection Account on or prior to the Deposit Date immediately following such withdrawal an amount equal to the total of all such amounts so applied since the immediately preceding Deposit Date.

         The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension or other administrative charges paid by Mortgagors or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The amounts deposited in the Collection Account are subject to withdrawal by the Servicer, from time to time,
(1) to make transfers to the Indenture Trustee for deposit into the Bond Account pursuant to Section 2.02(d), (2) to pay itself the Monthly Servicing Fee, to the extent not already paid to or retained by the Servicer, pursuant to Section 2.07, Ancillary Servicing Compensation, and investment income on Permitted Investments, (3) to make Servicing Advances or to reimburse itself for Servicing Advances, as applicable, in either case in accordance with Section 4.01(b), (4) to make Monthly Advances in accordance with Section 4.01(a) or to reimburse itself for payments of Monthly Advances as described in Section 4.01(a), and (5) to clear and terminate the Collection Account. In addition, if the Servicer deposits in the Collection Account any amount not required to be so deposited or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         Upon such terms as the Bond Insurer, Standard & Poor's and Moody's may approve, the Servicer may make the deposits to the Collection Account referred to in Section 2.02(c) on a later day than the second Business Day after receipt of the amounts required to be so deposited, which terms and later day shall be specified by the Bond Insurer, Standard & Poor's and Moody's and confirmed to the Indenture Trustee and the Servicer in writing; provided, however, that in any event such amounts shall be deposited into the Collection Account no later than the next succeeding Deposit Date.

         (d) Remittances to Indenture Trustee. At or before 12:00 noon Denver time on each Deposit Date, the Servicer shall withdraw from the Collection Account all amounts on deposit therein that constitute any portion of Remittable Funds for the related Deposit Date (including any amounts therein that are being held for remittance on a subsequent Deposit Date and are applied toward the Monthly Advance for the related Deposit Date pursuant to Section 4.01(a)) and remit such amounts to the Indenture Trustee for deposit into the Bond Account. In addition, any amounts required pursuant to the Indenture to be deposited into the Bond Account in connection with a purchase of any Mortgage Loans by the Servicer pursuant to the Indenture and any other amounts (including Monthly Advances and Compensating Interest for such Deposit Date) required by this Agreement to be deposited by the Servicer with the Indenture Trustee shall be remitted to the Indenture Trustee for deposit into the Bond Account on the applicable Deposit Date. On each Deposit Date after the Indenture has been satisfied and released for so long as the Deposit Trust Agreement remains in effect, the Servicer shall remit all Remittable Funds to the Trust Paying Agent, for deposit into the Certificate Distribution Account in accordance with the Deposit Trust Agreement.

         In the event that the Servicer does not remit all Remittable Funds for the related Payment Date on the Deposit Date, the Servicer also shall pay to the Indenture Trustee on demand, for its own account and not for the account of the Bondholders, an amount equal to the income that the Indenture Trustee would have received on the investment of such funds in Permitted Investments, as reasonably calculated by the Indenture Trustee, from the Deposit Date until the date that such Remittable Funds have been remitted to the Indenture Trustee.

         SECTION 2.03.  HAZARD INSURANCE POLICIES.

         The Servicer shall cause to be maintained for each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Indenture Trustee upon foreclosure, by deed in lieu of foreclosure or comparable conversion), hazard insurance (including flood insurance coverage, if obtainable, to the extent such property is located in a federally designated flood area in such amount as is required under applicable FEMA guidelines) with extended coverage in an amount that is not less than the lesser of (1) the maximum insurable value from time to time of the improvements that are a part of such property or a replacement cost basis, or (2) the principal balance of such Mortgage Loan, determined in the case of a Mortgage Loan that has been foreclosed at the time of such foreclosure; provided, further, that such hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each such hazard insurance policy shall contain a standard mortgagee loss payable clause naming the originator, its successors and assigns, as mortgagee. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Amounts collected by the Servicer under any such policies shall be deposited into the Collection Account in accordance with Section 2.02 to the extent that they constitute Net Liquidation Proceeds or Trust Insurance Proceeds. If the Servicer shall obtain and maintain a blanket policy, issued by an insurer acceptable to each Rating Agency and the Bond Insurer, insuring against such hazard losses, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause that is in form and substance consistent with standard industry practice, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 2.03, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account in accordance with Section 2.02 the amount not otherwise payable under the blanket policy because of such deductible clause from its own funds, and such amount shall not be reimbursable to the Servicer.

         SECTION 2.04. ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AND
                       MODIFICATION AGREEMENTS.

         In any case in which property subject to a Mortgage is voluntarily conveyed by the Mortgagor, the Servicer may enter into an assumption agreement with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and, to the extent permitted by applicable law or the related mortgage documents, the Mortgagor remains liable thereon. The Servicer shall not enter into any assumption agreement which modifies the Mortgage Interest Rate or payment terms of the Mortgage Note without the consent of the Bond Insurer. If the Person to whom such Mortgaged Property has been or is about to be conveyed satisfies the Servicer's then-current underwriting standards as to borrower creditworthiness for mortgage loans similar to the Mortgage Loans and is in the same Seller credit rating category as that which was assigned to the borrower under the Mortgage Loan being replaced, the Servicer may enter into a substitution of liability agreement with such person, under which the previous Mortgagor is released from liability thereon and the transferee is substituted as a Mortgagor and becomes liable under the Mortgage Note. The Servicer shall not permit an assumption agreement or a substitution of liability agreement with respect to a Mortgage Loan unless permitted by applicable law and unless the Servicer determines that such action would not materially increase the risk of default or delinquency on such Mortgage Loan or materially impair the security for such Mortgage Loan. The Servicer will not enter into any assumption agreement or substitution of liability agreement unless such agreement complies with the Servicer's standard servicing procedures and the Servicer would enter into such agreement with respect to a mortgage loan in its own portfolio. The Servicer shall notify the Indenture Trustee that any assumption agreement or substitution of liability agreement has been completed and the Servicer shall forward to the Indenture Trustee the original of such assumption agreement or substitution of liability agreement. Such assumption agreement or substitution of liability agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Interest Rate shall not be reduced (but may be increased), the Principal Balance of such Mortgage Loan shall not be changed and the term of such Mortgage Loan will not be extended beyond the existing term of such Mortgage Loan. Any fee collected by the Servicer for entering into any such agreement shall be retained by the Servicer as Ancillary Servicing Compensation.

         In the event the Servicer does not approve an assumption of a Mortgage Loan as described above, the Servicer will enforce any related due-on-sale clause to the extent permitted by the related Mortgage Note and Mortgage and by all applicable laws and regulations, but only to the extent the Servicer does not believe that such enforcement will (1) adversely affect or jeopardize coverage under any related insurance policy, (2) result in legal action by the Mortgagor, or (3) materially increase the risk of default or delinquency on, or materially impair the security for, such Mortgage Loan.

         Notwithstanding the foregoing paragraph of this Section 2.04 or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reasons of any assumption of a Mortgage Loan, or transfer of any

Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer that the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

         SECTION 2.05. REALIZATION UPON DEFAULTED MORTGAGE LOANS, OPTIONS TO
                       PURCHASE MORTGAGE LOANS.

         The Servicer, on behalf of and as the agent of the Indenture Trustee, shall foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 2.02(a) into the name of the Indenture Trustee; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances, then the Servicer will cause to be undertaken an environmental inspection of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures. If the environmental inspection reveals any potentially hazardous substances, the Servicer will notify the Indenture Trustee and the Bond Insurer, and the Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Indenture Trustee and the Bond Insurer. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general first lien one- to four-family mortgage loan servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or restoration of any Mortgaged Property unless, in the reasonable judgment of the Servicer, such foreclosure, correction or restoration will increase Net Liquidation Proceeds (taking into account the reimbursement of such expenses to the Servicer and any unreimbursed Servicing Advances and Monthly Advances made or expected to be made with respect to such Mortgage Loan).

         To the extent the Net Liquidation Proceeds derived from any such foreclosure or conversion exceed the Principal Balance of the related Mortgage Loan and accrued interest thereon at the applicable Mortgage Interest Rate through the Determination Date during the Collection Period in which such foreclosure or conversion occurs (net of any Monthly Advances or Servicing Advances made by the Servicer with respect to such Mortgage Loan and that were unreimbursed prior to the receipt of such Net Liquidation Proceeds), such excess shall be paid directly to the Servicer as additional Servicing Compensation and shall be free from the lien of the Indenture.

         The Servicer must determine, as to each defaulted Mortgage Loan, when such Mortgage Loan has become a Liquidated Mortgage Loan.

         The Servicer, at its sole option, may purchase from the Trust Estate on any Deposit Date any Mortgage Loan as to which the related Mortgagor has failed to make full Monthly Payments as required under the related Mortgage Note for three consecutive months at any time following the applicable Cut-off Date and prior to such Deposit Date at a price equal to the Purchase Price by transferring such amount to the Indenture Trustee for deposit into the Bond Account on such Deposit Date pursuant to Section 2.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 10% of the Initial Pool Balance, unless otherwise approved by the Bond Insurer. On any Deposit Date following the Determination Date as of which the aggregate of the Principal Balances of the Mortgage Loans is equal to or less than 10% of the Initial Pool Balance, if the holders of more than 50% of the Trust Certificates shall not have elected to redeem the Bonds pursuant to the Indenture, the Servicer, in its sole discretion, may purchase from the Trust Estate all, but not less than all, of the Mortgage Loans then included in the Trust Estate at a price equal to the Purchase Price for each such Mortgage Loan by transferring such amount to the Indenture Trustee for deposit in the Bond Account on such Deposit Date pursuant to Section 2.02. Upon the receipt by the Indenture Trustee of the Purchase Price for any Mortgage Loan as to which the Servicer has exercised its option to purchase pursuant to this paragraph, the Indenture Trustee shall release to the Servicer the Mortgage File pertaining to each such Mortgage Loan and the Indenture Trustee and the Issuer shall execute and deliver such instruments of transfer and all other documents furnished by the Servicer as are necessary to transfer their respective interests in such Mortgage Loans to the Servicer. For purposes of this Agreement, any purchase effected in accordance with this paragraph shall be deemed to be a prepayment of each Mortgage Loan so purchased.

         In the event that title to any Mortgaged Property is acquired as REO Property by the Indenture Trustee in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the Bondholders and the Bond Insurer, and the Servicer shall manage, conserve, protect and operate each such REO Property for the Bondholders solely for the purpose of its prompt disposition and sale. The Servicer shall use its best efforts to dispose of each such REO Property as expeditiously as possible consistent with the goal of maximizing Net Liquidation Proceeds (taking into account any unreimbursed Servicing Advances and Monthly Advances made or expected to be made with respect to such REO Property). None of the Issuer, the Indenture Trustee or the Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of any such REO Property.

         SECTION 2.06. INDENTURE TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE
                       FILES.

                  (a) Upon the payment in full of the principal balance of any Mortgage Loan, the Servicer shall notify the Indenture Trustee by a certification in the form of Exhibit B hereto (a "Request for Release") (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited to the Collection Account pursuant to Section 2.02 have been so deposited) of a Servicing Officer. Such notification shall be made each month at the time that the Servicer delivers its Servicer Remittance Report to the Issuer and the Indenture Trustee pursuant to Section 3.01. Upon any such payment in full, the Servicer is authorized to procure a deed of full reconveyance covering the related Mortgaged Property encumbered by such Mortgage, which deed, except as otherwise provided in applicable law, shall be recorded in the office of the County Recorder in which the Mortgage is recorded, or, as the case may be, to procure an instrument of satisfaction or, if the related

Mortgagor so requests, an assignment without recourse, in each case prepared by the Servicer at its expense and executed by the Indenture Trustee, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Servicer to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such deed of reconveyance, assignment or instrument of satisfaction shall be reimbursed from amounts at the time on deposit in the Collection Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan or to effect a partial release of any Mortgaged Property from the lien of the related Mortgage, the Servicer shall deliver to the Indenture Trustee a Request for Release requesting the related Trustee Mortgagee Loan File or specified documents included therein. The Indenture Trustee shall, within five Business Days after its receipt of such Request for Release, release the related Mortgage File or the specified documents to the Servicer. Any such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee by the twenty-first day following the release thereof, unless (1) the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Bond Account or (2) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for the purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of the Servicer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an officer's certificate of the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the Bond Account have been so deposited, or that such Mortgage Loan has become an REO Property (each, a "Servicing Officer's Certificate"), the Request for Release shall be released by the Indenture Trustee to the Servicer.

                  (c) Upon receipt of a Servicing Officer's Certificate, the Indenture Trustee shall execute any documents prepared by the Servicer and delivered to it as necessary or appropriate to enable the Servicer to perform its obligations hereunder, including, without limitation, documents to enable the Servicer to convey title to a Mortgaged Property to the Mortgagor or its designee upon payment of the Mortgage Loan in full or to convey title to an REO Property to the purchaser thereof, or to convey title to a Mortgaged Property into the name of the Indenture Trustee pursuant to Section 2.05.

         SECTION 2.07. SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY
                       THE SERVICER; COMPENSATION INTEREST.

         On each Deposit Date, the Servicer shall be entitled to receive, by withdrawal by the Servicer from the Collection Account, out of collections of interest on the Mortgage Loans for the related Collection Period, as servicing compensation for such Collection Period, the Monthly Servicing Fee, to the extent not retained by the Servicer from amounts remitted to the Collection

Account pursuant to Section 2.02(c)(i). The Servicer shall also be entitled to retain any Ancillary Servicing Compensation when received.

         The Servicer shall pay Compensating Interest to the Indenture Trustee on behalf of the Bondholders out of the related Monthly Servicing Fee on each Deposit Date, to the extent of the amount of the Monthly Servicing Fee, and shall not be entitled to reimbursement therefor. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of the fees and expenses relating to the Annual Independent Public Accountant's Servicing Report described in Section 2.09, and all other fees and expenses not otherwise expressly stated hereunder for the account of the Bondholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         SECTION 2.08. ANNUAL STATEMENT AS TO COMPLIANCE.

                  (a) The Servicer will deliver to the Issuer, the Indenture Trustee, the Bond Insurer and each Rating Agency, with a copy to each of the Underwriters, on or before March 31 of each year, beginning with March 31, 1998, an Officer's Certificate of the Servicer substantially in the form set forth in Exhibit A hereto stating that (1) a review of the activities of the Servicer during the preceding calendar year (or since the Closing Date in the case of the first such statement) and of its performance under this Agreement has been made under such officer's supervision and (2) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year (or since the Closing Date in the case of the first such statement), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Bond Insurer, each Rating Agency and each of the Underwriters, promptly after having obtained knowledge thereof, but in no event later than ten Business Days thereafter, written notice by means of an Officer's Certificate of any event that with the giving of notice or the lapse of time, or both, would become an Event of Default. Without duplication of the foregoing, the Servicer will deliver to the Indenture Trustee a copy of any information it provides to the Bond Insurer under Section 2.02(f) of the Insurance Agreement.

         SECTION 2.09. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

         On or before March 31 of each year, beginning with March 31, 1998, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Bond Insurer and each Rating Agency, with a copy to each of the Underwriters, to the effect that such firm has examined certain documents and records relating to the servicing activities of the Servicer for the period covered by such report, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in this Agreement), has disclosed no exceptions or errors in records relating to the servicing activities of the Servicer that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such report.

         SECTION 2.10. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING
                       THE MORTGAGE LOANS.

                  (a) The Servicer shall provide to Bondholders that are federally insured savings associations and the FDIC and its supervisory agents and examiners access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, and to the Issuer, the Indenture Trustee and the Bond Insurer and their respective agents all documentation relating to the Mortgage Loans that is in the possession of the Servicer, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 2.10(a) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  (b) The Servicer shall supply information to the Indenture Trustee, upon reasonable advance notice, in such form as the Indenture Trustee shall reasonably request, as is required in the Indenture Trustee's reasonable judgment to enable the Indenture Trustee to make required payments and to furnish the certificates, statements and reports to Bondholders and the Bond Insurer as required of the Indenture Trustee pursuant to the Indenture, it being understood that the Servicer is responsible for supplying information concerning the Mortgage Loans and not for any other information, including, without limitation, calculation of payments due on the Bonds. The Servicer shall also supply information upon reasonable advance notice, in such form as the Bond Insurer shall reasonably request, as is reasonably requested by the Bond Insurer to enable the Bond Insurer to monitor the performance of the Mortgage Loans.

         SECTION 2.11. MAINTENANCE OF FIDELITY BOND AND ERRORS AND OMISSIONS
                       POLICY.

         The Servicer shall during the term of its service as Servicer maintain in force a (1) policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (2) fidelity bond in respect of its officers, employees and agents, in each case having coverage amounts deemed by the Servicer to be adequate to its operations.

         SECTION 2.12. NOTICES TO THE ISSUER, THE RATING AGENCIES, THE INDENTURE
                       TRUSTEE AND THE BOND INSURER.

         In addition to the other notices required to be given to the Issuer, the Rating Agencies, the Indenture Trustee, the Bond Insurer and the Underwriters by the provisions of this Agreement, the Servicer shall give prompt notice to the Issuer, each Rating Agency, the Indenture Trustee and the Bond Insurer of (1) any amendment to this Agreement, (2) the occurrence of an Event of Default and (3) the purchase of any Mortgage Loan pursuant to Section 2.01 or
2.05 by the Servicer, as the case may be.

         SECTION 2.13. REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED
                       PROPERTIES.

         On or before February 28 of each year beginning in 1998, the Servicer shall file the reports of foreclosures and abandonments of any Mortgaged Property required by Code Section 6050J with the Internal Revenue Service and provide a copy of such filing to the Indenture Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         SECTION 2.14. SUB-SERVICERS AND SUB-SERVICING AGREEMENTS.

                  (a) The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that is acceptable to the Bond Insurer and the Indenture Trustee and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Servicer shall give notice to the Bond Insurer of the appointment of any Sub-Servicer. The Servicer shall not enter into any Sub-Servicing Agreement that does not provide for the servicing of the Mortgage Loans specified therein on a basis consistent with the terms of this Agreement or that otherwise violates the provisions of this Agreement. The Servicer may enter into, and make amendments to, any Sub-Servicing Agreement or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or forms shall be consistent with and not violate the provisions of this Agreement.

                  (b) For purposes of this Agreement the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. With respect to the Servicer's obligations under Section
2.01 to make deposits into the Collection Account, the Servicer shall be deemed to have made such deposits when any Sub-Servicer has made such deposits into a Sub-Servicing Account if permitted by the related Sub-Servicing Agreement.

                  (c) Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Bond Insurer and the Indenture Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except that the Indenture Trustee shall have such claims or rights that arise as a result of any funds held by a Sub-Servicer in trust for or on behalf of the Trust Estate, the Bondholders and the Bond Insurer. Notwithstanding the execution of any Sub-Servicing Agreement, the Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

         SECTION 2.15. SERVICING FOR BENEFIT OF THE BOND INSURER.

         Provided there does not exist a Bond Insurer Default, the Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account for the benefit of the Bondholders and for the benefit of the Bond Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Bondholders shall be deemed to include the Bond Insurer.

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Bondholders shall also be sent to the Bond Insurer.

         SECTION 2.16. ANNUAL LIEN OPINIONS; BOND REDEMPTIONS.

                  (a) The Servicer shall procure, at its own expense, the Opinions of Counsel required to be delivered annually to the Indenture Trustee pursuant to Section 3.06 of the Indenture.


                  (b) In the event the Servicer exercises its right to redeem the Bonds pursuant to Section 10.01 of the Indenture, the Servicer shall, at its own expense, prepare all documents necessary for the Issuer to sign in connection with such redemption, and deposit amounts required to be deposited by the Issuer in connection with such redemption, in each case pursuant to Section
4.01 and Article X of the Indenture, and shall advise the Issuer as to the actions it must take in accordance with the Indenture in order to effect such redemption. The Issuer shall follow all such directions of the Servicer.

                                   ARTICLE III
                  SERVICER REMITTANCE REPORT; BACK-UP SERVICER

         SECTION 3.01. SERVICER REMITTANCE REPORT.

         Not later than the third Business Day prior to each Deposit Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Bond Insurer and each of the Underwriters a computer-readable magnetic tape (the "Tape" for such month) and a series of hard copy reports generally including the same information included on the Tape (the "Report," and, together with the Tape, the "Servicer Remittance Report" for such month) detailing the payments and collections received in respect of the Mortgage Loans during the immediately preceding Collection Period. The Servicer Remittance Report shall include loan-by-loan information that specifies account number, borrower name, outstanding principal balance and activity for the preceding Collection Period and Due Period, as applicable, and any other information sufficient to enable the Indenture Trustee to report the items specified in clauses (vi) through
(xiii) of the definition of "Payment Date Statement" in the Indenture, as well as (a) the information set forth on Exhibit E hereto as to Mortgage Loans that became Liquidated Mortgage Loans during the related Collection Period, and may be delivered in a separate report in the form of Exhibit E hereto or as part of the Servicer Remittance Report and (b) any other information regarding the Mortgage Loans as may be required to enable the Back-Up Servicer to perform its obligations under this Article III or as may from time to time be agreed to by the Servicer, the Indenture Trustee and the Bond Insurer. The Servicer shall only be required to report information concerning the Mortgage Loans, and shall not be required to calculate any required payments on the Bonds or to the Bond Insurer.

         SECTION 3.02. RESERVED.

         SECTION 3.03.  OVERSIGHT OF SERVICING.

         (a) Prior to each Payment Date, the Back-Up Servicer shall review the Reports and shall determine the following:

                  (i) that the Report is complete in all material respects on its face for the purpose of calculating the amounts and making the comparisons set forth in subsection (b) below; and

                  (ii) (ii) that the amount withdrawn from the Collection Account and remitted to the Indenture Trustee is the same as the amount set forth in the Report.

         (b) Prior to each Payment Date, the Back-Up Servicer shall, based solely on the information contained in the Tape for such Payment Date:

                  (i) calculate the aggregate amount of principal and interest due in the Due Period relating to such Payment Date and verify the aggregate Principal Balance as of the end of such Due Period; and

                  (ii) calculate the number and aggregate principal balance of Mortgage Loans that are (1) 30 days delinquent,
                           (2) 60 days delinquent, (3) 90 days delinquent or more than 90 days delinquent, (4) under foreclosure proceedings and (5) REO Properties.

The Back-Up Servicer shall then compare its calculations pursuant to clauses (i) and (ii) above to the comparable information provided by the Servicer in the Report for such Payment Date.

         (c) If, based on its calculations and comparisons under subsection (b) above, the Back-Up Servicer identifies any discrepancy of $100.00 or more (a "Material Discrepancy"), the Back-Up Servicer shall promptly notify the Servicer and the Trustee of such Material Discrepancy and shall attempt to resolve it with the Servicer. If prior to the related Payment Date, the Servicer and the Back-Up Servicer are unable to resolve such Material Discrepancy, the Back-Up Servicer shall promptly notify in writing the Rating Agencies, the Indenture Trustee and the Bond Insurer of such Material Discrepancy.

         (d) Other than as specifically set forth in this Article III, the Back-Up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

         (e) The Back-Up Servicer may consult fully with the Servicer as the Back-Up Servicer may deem it in its sole discretion to be necessary from time to time to perform or carry out the Back-Up Servicer's obligations hereunder.

         (f) The obligation of the Back-Up Servicer to perform its obligations pursuant to subsections (a) through (e) of this Section 3.03 shall continue until at least the first anniversary of the Closing Date. At the end of the first calendar year, the Bond Insurer will evaluate the


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

performance of the Servicer and in its sole discretion determine whether the obligations of the Back-Up Servicer pursuant to subsections (a) through (e) shall continue for another calendar year. If the Bond Insurer determines that such obligations of the Back-Up Servicer shall cease, the Bond Insurer shall promptly give written notice to the Back-Up Servicer, the Indenture Trustee, the Servicer and the Rating Agencies specifying the date of cessation. Following notice from the Bond Insurer that the Back-Up Servicer is no longer required to perform its obligations pursuant to subsections (a) through (e), the Servicer every month shall continue to deliver the Report and the Tape referenced in subsections (b) above to the Back-Up Servicer, provided, however, that the Back-Up Servicer shall have no obligations to load the Tape onto its computer system or verify or compare any amounts in the Reports or Tape. It is understood by the parties hereto that pursuant to the preceding sentence the role of the Back-Up Servicer shall be solely to receive the Report and the Tapes.

         (g) Notwithstanding anything to the contrary provided for in this Agreement, if on or following the first anniversary of the Closing Date the Back-Up Servicer is still performing the back-up servicer obligations pursuant to subsections (a) through (e) of this Section 3.03 and no Material Discrepancy has been identified by the Back-Up Servicer in the preceding twelve months, all responsibilities of the Back-Up Servicer pursuant to subsections (a) through (e) of this Section 3.03 shall terminate on the first day after the first anniversary of the last date such a Material Discrepancy was identified; provided, however, that the Servicer every month shall continue to deliver the Report and the Tape referenced in subsection (b) above to the Back-Up Servicer; provided, further, that the Back-Up Servicer shall have no obligation to load the Tape onto its computer system or verify or compare any amounts in the Report or Tape.

         SECTION 3.04. BACK-UP SERVICER COMPENSATION.

         As compensation for the performance of its obligations as Back-Up Servicer under this Agreement, the Servicer shall pay a monthly fee to be agreed upon between the Servicer and the Back-Up Servicer, payable out of the Servicer's own funds and not out of the Trust Estate.

         SECTION 3.05. DUTIES AND RESPONSIBILITIES.

                  (a) The Back-Up Servicer may conclusively rely, without investigation on its part, as to the truth and accuracy of the information and data contained in any Report or Tape furnished to the Back-Up Servicer and the Servicer shall be fully responsible for such information and data and for its conforming to the requirements of this Agreement.

                  (b) The Back-Up Servicer shall upon reasonable notice and during normal business hours from the Bond Insurer, permit the Bond Insurer to review any books, records or reports of the Back-Up Servicer relating to its obligations under this Agreement.


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


                                   ARTICLE IV
                     MONTHLY ADVANCES AND SERVICING ADVANCES

         SECTION 4.01. MONTHLY ADVANCES; SERVICING ADVANCES.

                  (a) Monthly Advances. On or before each Deposit Date, the Servicer will transfer to the Indenture Trustee for deposit in the Bond Account, in same day funds, an amount (a "Monthly Advance") equal to the sum of (1) with respect to all Mortgage Loans for which the Monthly Payment due on the first day of the month in which the Deposit Date occurs has not yet been paid, the amount of such late Monthly Payment (net of the Monthly Servicing Fee attributable to such Mortgage Loan), plus (2) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which a final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of the Monthly Payment that would have been due on the related Mortgage Loan (net of the Monthly Servicing Fee attributable to such REO Property) over the net income from such REO Property transferred to the Bond Account for such Payment Date; provided, however, that in no case will the Servicer be required to make advances with respect to any period following the final due date with respect to any Mortgage Loan. All or a portion of any Monthly Advance required to be made on a Deposit Date may be paid out of amounts on deposit in the Collection Account that are not required to be transferred on such Deposit Date to the Indenture Trustee for deposit into the Bond Account as any portion of Remittable Funds for the related Deposit Date; provided, however, that the Servicer shall be required to replace any such amounts by deposit into the Collection Account on or before the next Deposit Date and the amount of such deposit shall thereafter be considered a Monthly Advance for purposes of reimbursement under this Agreement.

         The Servicer may recover Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. In addition, if the Servicer determines, in its good faith business judgment, that a previously made Monthly Advance has become a Nonrecoverable Advance, the Servicer may reimburse itself for such Nonrecoverable Advances from amounts on deposit in the Collection Account, regardless of whether such amounts are attributable to such Mortgage Loan. Notwithstanding anything herein to the contrary, no Monthly Advance need be made hereunder if such Monthly Advance would, if made, constitute a Nonrecoverable Advance.

                  (b) Servicing Advances. The Servicer shall from time to time during the term of this Agreement make such Servicing Advances as the Servicer shall deem appropriate or advisable under the circumstances and are required pursuant to the terms of this Agreement. Servicing Advances may be paid by the Servicer out of amounts on deposit in the Collection Account from time to time; provided, however, that the Servicer shall be required to replace any such amounts by deposit into the Collection Account on or before the first Deposit Date occurring after the payment of a Servicing Advance with such amounts, and the amount of such deposit shall thereafter be considered a Servicing Advance for purposes of reimbursement under this Agreement. All Servicing Advances made by the Servicer shall be reimbursable from collections or recoveries relating to the Mortgage Loans in respect of which such Servicing Advances have been made including Liquidation Proceeds and Insurance Proceeds, and such other amounts as may be collected by the Servicer from the Mortgagor, or from other amounts on deposit in the Collection Account after the Servicer shall have determined, in its good faith business judgment that such Servicing Advance has become a Nonrecoverable Advance. Notwithstanding anything herein to the contrary, no Servicing Advances need be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance.

                                    ARTICLE V
                                  THE SERVICER

         SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

                  (a) The Servicer hereby represents and warrants to the Issuer, the Indenture Trustee, the Bond Insurer and the Bondholders that, as of the Closing Date:

                  (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Servicer is in compliance with the laws of each state in which it is acting as Servicer with respect to a Mortgage Loan to the extent necessary to perform all servicing obligations with respect to the related Mortgaged Property hereunder. The Servicer has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement evidences the valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

                  (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings (administrative, judicial or otherwise) with respect to which the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement.

                  (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, should reasonably be expected to result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that should be reasonably expected to impair the ability of the Servicer to perform under the terms of this Agreement.

                  (iv) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default should reasonably be expected to have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or to have consequences that should reasonably be expected to adversely affect its performance hereunder;

                  (v) The collection practices used by the Servicer are in all material respects legal and customary in the non-conforming mortgage loan servicing business.

                  (b) Upon discovery by any party hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Bondholders, the party discovering such breach shall give prompt written notice to the other parties hereto and the Bond Insurer. Within 30 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects.

         SECTION 5.02. LIABILITY OF THE SERVICER.

         The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

         SECTION 5.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
                       OBLIGATIONS OF, THE SERVICER.

         Any corporation or other entity (1) into which the Servicer may be merged or consolidated, (2) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, or (3) that may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that if the Servicer is not the surviving entity, or if the assumption by the surviving entity is not effective by operation of law, then the surviving entity shall execute and deliver to the Issuer and the Indenture Trustee an agreement of assumption to perform every obligation of the Servicer hereunder and provided further that if the surviving entity is not the Servicer, the surviving entity must (A) have a net worth of not less than $10,000,000, (B) be acceptable to the Bond Insurer and (C) each Rating Agency must have issued written confirmation that the succession of such successor will not result in a downgrading of the implied rating then assigned by such Rating Agency to the Bonds (without taking into account the Bond Insurance Policy).

         SECTION 5.04. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

         Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Indenture Trustee, the Trust Estate, the Bond Insurer or the Bondholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of the obligations and duties of the Servicer hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 5.05. SERVICER NOT TO RESIGN.

         Subject to the provisions of Section 5.03 regarding the merger or consolidation of the Servicer into or with another entity, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties or obligations hereunder is no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other activities carried on by it at the date of this Agreement. Any such determination permitting the resignation of the Servicer pursuant to this Section shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Indenture Trustee and the Bond Insurer obtained by the Servicer at its own expense. No resignation pursuant to this Section 5.05(a) shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02 or (b) shall relieve the Servicer of responsibility for any obligations pursuant to this Agreement that specifically survive the resignation or termination of the Servicer. Each of the Rating Agencies shall be given written notice of a resignation of the Servicer pursuant to this Section.

         Notwithstanding the foregoing, the Servicer may resign effective upon its appointment of a successor the appointment of whom has been approved by the Bond Insurer and the Indenture

Trustee in writing, but only if each Rating Agency shall have confirmed in writing that the appointment of such successor will not result in the downgrading of the then-current implied ratings assigned by them to the Bonds (without taking into account the Bond Insurance Policy).

                                   ARTICLE VI
                                     DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT.

         If any one of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) Any failure by the Servicer to (1) make a required Monthly Advance on the related Deposit Date or (2) deposit into the Collection Account or transfer to the Indenture Trustee for deposit in the Bond Account any other amount required to be deposited therein under this Agreement on the related Deposit Date, which failure, in the case of only clause (2) hereof, is not remedied by the close of business on the Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or the Bond Insurer or to the Servicer, the Bond Insurer and the Indenture Trustee by Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%;

                  (b) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or in the Mortgage Loan Sale Agreement, which failure (1) materially and adversely affects the Bondholders or the Bond Insurer and (2) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, at the direction of the Bond Insurer, or by the Bond Insurer, or, with the consent of the Bond Insurer, to the Servicer by the Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%.

                  (c) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (d) The consent by the Servicer to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the Servicer's filing of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the Servicer's making of an assignment for the benefit of its creditors, or the Servicer's voluntary suspension of payment of its obligations;


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


                  (e) The occurrence of a Delinquency Rate Trigger, a Cumulative Loss Rate Trigger or a Rolling Loss Rate Trigger;

                  (f) the Servicer's Net Worth as of the end of any fiscal quarter, commencing with the fiscal quarter ended December 31, 1997, being less than the Target Net Worth for such quarter; provided, however, that this default test shall not apply to any quarter ended after December 31, 2002; or

                  (g) breach by the Servicer in any material respect of any of its representations and warranties made herein or in the Mortgage Loan Sale Agreement (not including Section 4(b) thereof), or in any certificate delivered pursuant hereto or thereto, and the failure of the Servicer to cure such breach in all material respects within 30 days after the notice of such breach shall have been given to the Servicer by the Issuer, the Indenture Trustee or the Bond Insurer;

then, and in each and every such case, so long as such Event of Default shall not have been remedied by the Servicer, either (1) the Bond Insurer or (2) with the prior written consent of the Bond Insurer, either the Indenture Trustee or the Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%, by notice then given in writing to the Servicer with a copy to the Bond Insurer and to the Indenture Trustee, may terminate all of the rights, responsibilities and obligations of the Servicer as servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee (unless a successor Servicer has been appointed pursuant to Section 6.02) pursuant to and under this Section and, without limitation, the Indenture Trustee or successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Notes and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee or successor Servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer that have been deposited by the Servicer in the Collection Account or transferred to the Indenture Trustee for deposit into the Bond Account or thereafter received by the Servicer with respect to the Mortgage Loans.

         The Indenture Trustee shall notify the Servicer in writing immediately upon its becoming aware of a default described in Section 6.01(a).

         All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Servicer Mortgage Files to a successor Servicer, amending this Agreement to reflect the appointment of a successor as Servicer pursuant to this Section 6.01 or otherwise in connection with the assumption by a successor Servicer of the duties of the predecessor Servicer hereunder shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         SECTION 6.02. INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time the Servicer receives a notice of termination pursuant to Section 6.01, the Indenture Trustee shall appoint a successor Servicer meeting the criteria described below and, if it does not appoint a successor, or until the successor's appointment takes effect, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including without limitation, the obligation to make Monthly Advances and to pay Compensating Interest. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In the event the Indenture Trustee fails to appoint a successor Servicer, and the Indenture Trustee is unwilling or legally unable to act as successor Servicer itself, it may petition a court of competent jurisdiction to appoint, any established housing and home finance institution or any institution that regularly services non-conforming residential mortgage loans that is then servicing a non-conforming residential mortgage loan portfolio and having all licenses, permits and approvals required by applicable law, and having a net worth of not less than $10,000,000, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer (other than the Indenture Trustee) shall be acceptable to the Bond Insurer, which acceptance shall not be unreasonably withheld and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the implied rating assigned to the Bonds by any Rating Agency, without taking into account the existence of the Bond Insurance Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer or the Issuer of any of its representations or warranties contained herein or in any related document or agreement. Each of the Rating Agencies shall be given written notice of the appointment of a successor Servicer pursuant to this Section.

         SECTION 6.03. NOTIFICATIONS TO BONDHOLDERS.

         Upon any termination or appointment of a successor to the Servicer pursuant to this Article Six, the Indenture Trustee shall give prompt written notice thereof to Bondholders at their respective addresses appearing in the Bond Register, the Issuer, the Bond Insurer and to each Rating Agency.

         Within 60 days of obtaining actual knowledge of the occurrence of any Event of Default that remains uncured, the Indenture Trustee shall transmit by mail to all Bondholders notice of such Event of Default.

         SECTION 6.04. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY
                       THE INDENTURE TRUSTEE OR ANY SUCCESSOR SERVICER.

         Upon the termination of the Servicer as servicer under this Agreement, the Indenture Trustee as successor to the Servicer hereunder or any other successor to the Servicer hereunder may, subject to the terms of any Sub-Servicing Agreement, in its sole and absolute discretion elect to assume or terminate any Sub-Servicing Agreement then in force and effect between the Servicer and the Sub-Servicer. Notwithstanding the foregoing, any termination fee due to a Sub-Servicer because of its termination by the Indenture Trustee hereunder shall be the responsibility of the terminated Servicer and not the Indenture Trustee. Upon the assumption of any Sub-Servicing Agreement, the terminated Servicer agrees to deliver to the assuming party any and all documents and records relating to the applicable Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effectuate the orderly transfer of the Sub-Servicing Agreement.

         SECTION 6.05. PAYMENT OF INDENTURE TRUSTEE'S FEES AND EXPENSES.

                  (a) On each Payment Date, the Indenture Trustee will be entitled to retain its Indenture Trustee Fee from amounts deposited into the Bond Account on the related Deposit Date. The Indenture Trustee Fee constitutes compensation for all services rendered by the Indenture Trustee in the exercise and performance of any of the powers and duties hereunder or under the Indenture. The Indenture Trustee does not and will not have any lien on the Trust Estate for payment of any such fees or expenses.

                  (b) The Servicer shall pay or reimburse the Indenture Trustee, from its own funds, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Agreement, the Indenture and the Management Agreement, dated as of September 1, 1997, between the Issuer and Norwest Bank Minnesota, National Association, as manager (the "Management Agreement"), (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or that is otherwise reimbursed to the Indenture Trustee, and except for routine, recurring or nominal expenses, disbursements and advances; provided, however, that the Indenture Trustee shall not refuse to perform any of its duties hereunder or under the Indenture or the Management Agreement solely as a result of the failure of the Servicer to pay or reimburse such expenses, disbursements or advances.

                  (c) The Servicer agrees to indemnify the Indenture Trustee, Back-Up Servicer, Paying Agent, and their respective agents, directors, employees and officers (each an "Indemnified Party") from, and hold it harmless against, any and all losses and liabilities, damages, claims or expenses (including reasonable attorneys' fees, expenses and disbursements), incurred or in connection with this Agreement, the Indenture, the Bonds or the Management Agreement, including, but not limited to, any such loss, liability or expense incurred, arising in respect of or in connection with any legal action against the Trust Estate, the Issuer or the Indenture Trustee or any director, officer, employee or agent thereof, or the performance of any of the Indenture Trustee's duties hereunder (except in the event it assumes the duties and obligations of the Servicer hereunder as the result of an Event of Default), the Indenture or the Management Agreement, other than any loss, liability or expense incurred by reason of the negligence, bad faith or intentional misconduct of the Indenture Trustee. Notwithstanding the generality of the foregoing, if any action, suit or other proceeding is brought against an Indemnified Party for which the Indemnified Party seeks indemnification hereunder, the Indemnified Party shall promptly notify the Servicer of the commencement thereof, whereupon the Servicer will be entitled to participate therein, and to assume the defense thereof, with counsel selected by the Servicer and reasonably satisfactory to such Indemnified Party, provided, that, if in the Indemnified Party's reasonable judgment the Indemnified Party has any claims or defenses that conflict with or differ from the interests of the Servicer, the Indemnified Party shall be entitled to select counsel of its choosing and pursue such claims and defenses separately and all related costs, expenses and liabilities associated with such separate claims or defenses will continue to be covered by the Servicer's indemnification obligation hereunder. The Servicer shall not be entitled to settle any proceeding without the consent of any Indemnified Party with any right of indemnification hereunder with respect to such proceeding except upon such terms as will provide each such Indemnified Party reasonable assurance of full indemnity hereunder.

                  (d) This Section 6.05 shall survive the termination of this Agreement or the resignation or removal of the Indenture Trustee or the Servicer as regards rights accrued prior to such resignation or removal.

                  (e) Amounts required to be paid by the Servicer to the Indenture Trustee under subsections (b) and (c) above shall be paid by the Servicer out of its own funds, and shall not be reimbursable to the Servicer from the Collection Account or netted by the Servicer out of funds it is required to deposit into the Collection Account.

                                   ARTICLE VII
                                   TERMINATION

         SECTION 7.01. TERMINATION.

         Except as otherwise specifically set forth herein, the obligations and responsibilities of the Servicer shall terminate upon the earliest to occur of
(1) the final payment or other liquidation of the Mortgage Loans and the disposition of all REO Properties and the remittance of all funds due hereunder with respect to such Mortgage Loans and REO Properties and (2) the satisfaction and discharge of the indebtedness evidenced by the Bonds and the payment of all amounts due the Bond Insurer under the Insurance Agreement and the termination of the Deposit Trust Agreement.


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


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         SECTION 8.01. AMENDMENT.

         This Agreement may be amended from time to time by the Servicer, the Issuer and the Indenture Trustee, without the consent of any of the Bondholders but only with the prior written consent of the Bond Insurer (which consent shall not be unreasonably withheld), (1) to cure any error or any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or (2) to comply with the requirements of the Code; provided that in all such cases the Indenture Trustee shall have received written confirmation from each Rating Agency that any such modifications to this Agreement will not result in a qualification, reduction or withdrawal of the implied rating assigned to the Bonds by such Rating Agency (without taking into account the Bond Insurance Policy); provided, further, that in all such cases such action shall not, as evidenced by an Opinion of Counsel furnished by and at the expense of the party requesting such amendment, adversely affect in any material respect the interests of any Bondholder or the Bond Insurer.

         This Agreement may also be amended from time to time by the Servicer, the Issuer and the Indenture Trustee, with the consent of the Bond Insurer (which consent shall not be unreasonably withheld) and the Holders of Bonds evidencing Voting Interests of the Bonds affected thereby aggregating greater than 50%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Bonds of such Bonds; provided, however, that no such amendment shall (1) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or payments which are required to be deposited into the Bond Account without the consent of all Bondholders or (2) reduce the aforesaid percentage of the Bonds the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Bonds then outstanding.

         Promptly after the execution of any such amendment or consent pursuant to the second preceding paragraph, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Bondholder and an executed copy of such amendment to each Rating Agency, with a copy to each of the Underwriters.

         It shall not be necessary for the consent of Bondholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Bondholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Bond Insurer shall be entitled to receive and rely upon an Opinion of Counsel furnished by and at the expense of the party requesting such amendment stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be


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

obligated to, enter into any such amendment that affects the Indenture Trustee's own rights, duties or immunities under this Agreement.

         SECTION 8.02. GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 8.03. NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Issuer, to Wilmington Trust Company at 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Emmett Harmon, with copies to the Indenture Trustee, as Manager, and to Howard J. Glicksman, Esq., at Plaza Tower One, Suite 1200, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, Telecopy (303) 741- 6944, (b) in the case of the Servicer, at National Mortgage Corporation, Harlequin Plaza, Suite 3305, 7600 East Orchard Road, Englewood, Colorado, 80111-4943, Telecopy (303) 741-8131, Attention: Craig Stulz; (c) in the case of the Indenture Trustee, at its Corporate Trust Office at Norwest Bank Minnesota, National Association, as trustee, 11000 Broken Land Parkway, Columbia, Maryland 21044, Telecopy (410) 884-2360 Attention: Fund America 1997-NMC1; (d) in the case of the Bond Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York, 10504, Telecopy (914) 765-3810, Attention: Insured Portfolio Management - Structured Finance (IPM-SF) (Fund America Investors Trust 1997-NMC1 Collateralized Mortgage Obligations, Series 1997-NMC1); (e) in the case of S&P, to Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Mortgage Surveillance Group; and (f) in the case of Moody's, to Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party; and (g) in the case of the Underwriters, to the respective addresses specified in the Indenture. Any notice required or permitted to be mailed to a Bondholder shall be given by first class mail, postage prepaid, at its address shown in the Bond Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Bondholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any such Rating Agency.

         SECTION 8.04. SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Bonds or the rights of the Holders thereof.

         SECTION 8.05. ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.03 and 5.05, this Agreement may not be assigned by the Issuer or the Servicer without the prior written consent of the Bond Insurer and the Holders of Bonds evidencing not less than 66% of the Voting Interests of all Bonds.

         SECTION 8.06. THIRD PARTY BENEFICIARY; RATING.

                  (a) The Bond Insurer is an intended third-party beneficiary of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Bond Insurer; provided that, notwithstanding the foregoing, for so long as a Bond Insurer Default is continuing, the Bondholders shall succeed to the Bond Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Bond Insurer shall be for the benefit of and run directly to the Bond Insurer, and the Bond Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

                  (b) In the event the rating of the Bond Insurer by any of the Rating Agencies is reduced to a rating that is below "investment grade" (as that term is then commonly used), the Servicer shall, at its own expense, seek to obtain ratings of the Bonds (apart from the rating related to the Bond Insurance Policy) from such Rating Agency.

         SECTION 8.07. COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         SECTION 8.08. INTENTION OF THE PARTIES.

         It is the intention of the parties that the Issuer is conveying, and the Servicer is receiving, only a contract for servicing and administering the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Indenture Trustee remains the sole and absolute record holder of the Mortgage Loans and all rights related thereto.

         SECTION 8.09. WAIVERS AND MODIFICATIONS.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 8.10. FURTHER AGREEMENTS.

         The Servicer and the Issuer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         SECTION 8.11. ATTORNEY-IN-FACT.

         The Issuer hereby designates the Servicer its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Agreement or the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.


                                    FUND AMERICA INVESTORS
                                    TRUST 1997-NMC1,
                                    AS ISSUER

                                    By: Wilmington Trust Company, not in its
                                           individual capacity, but solely
                                           as Owner Trustee



                                    By:
                                        ------------------------
                                        Authorized Signatory


                                    NATIONAL MORTGAGE CORPORATION,
                                         AS SERVICER



                                    By:
                                         ------------------------
                                         Name:  Craig A. Stulz
                                         Title:  Executive Vice President


                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                          AS INDENTURE TRUSTEE AND BACKUP
                                          SERVICER AND NOT IN ITS
                                          INDIVIDUAL CAPACITY



                                    By:
                                        --------------------------
                                        Name:
                                        Title: